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                         STOCK OPTION PURCHASE AGREEMENT

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                         STOCK OPTION PURCHASE AGREEMENT

                                  by and among

                               JAMES S. HARRINGTON

                       CONNECTIVITY PRODUCTS INCORPORATED
                            (a Delaware corporation)

                                 WAYNE MCPHERSON

                               SIGNAL SALES CORP.
                         (a Massachusetts corporation),




                          Dated as of December 17, 1996




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                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----

ARTICLE I          PURCHASE AND SALE OF OPTION..................................  1
    Section 1.01.  Purchase and Sale of Option..................................  1
    Section 1.02.  Purchase Price...............................................  1
    Section 1.03.  Other Concurrent Transactions................................  2
    Section 1.04.  Deliveries at the Closing; Further Assurances................  2
    Section 1.05.  Interdependence..............................................  2
    Section 1.06.  Consent of Company and Shareholder...........................  2

ARTICLE II         REPRESENTATIONS AND WARRANTIES OF THE SELLER
                   AND THE COMPANY..............................................  2
    Section 2.01.  Corporate Organization and Good Standing.....................  3
    Section 2.02.  Capitalization of the Company................................  3
    Section 2.03.  Validity and Terms of Option; Title to Option................  3
    Section 2.04.  Authorization, Execution and Binding Effect..................  4
    Section 2.05.  Consents and Approvals.......................................  4
    Section 2.06.  Compliance With Laws; Payment of Taxes.......................  4
    Section 2.07.  Financial Statements.........................................  5
    Section 2.08.  Net Worth; Absence of Undisclosed Liabilities................  5
    Section 2.09.  Legal Proceedings............................................  5
    Section 2.10.  Finders......................................................  6
    Section 2.11.  No Misrepresentation or Omission.............................  6

ARTICLE III        REPRESENTATIONS AND WARRANTIES OF THE SELLER
                   AND THE SHAREHOLDER..........................................  6
    Section 3.01.  Ownership of Shares, etc.....................................  6
    Section 3.02.  Validity and Terms of Option; Title to Option................  6
    Section 3.03.  Authorization, Execution and Binding Effect..................  7
    Section 3.04.  Consents and Approvals.......................................  7
    Section 3.05.  Legal Proceedings............................................  7
    Section 3.06.  Knowledge as to Seller's and Company's Representations.......  7

ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF PURCHASER..................  7
    Section 4.01.  Authorization, Execution and Binding Effect..................  8
    Section 4.02.  Investment Intent............................................  8

ARTICLE V          MISCELLANEOUS................................................  8
    Section 5.01.  Survival of Representations and Warranties; Indemnification;
                   Limitation on Damages........................................  8
    Section 5.02.  Discontinuance of Business; Waiver of Purchase Rights........  9
    Section 5.03.  Headings; Grammatical Usage..................................  9
    Section 5.04.  Notices...................................................... 10
    Section 5.05.  Assignment; Third Parties.................................... 10
    Section 5.06.  Expenses..................................................... 10
    Section 5.07.  Complete Agreement........................................... 10
    Section 5.08.  Amendments and Waivers....................................... 11
    Section 5.09.  Counterparts................................................. 11
    Section 5.10.  Governing Law................................................ 11
    Section 5.11.  Action by Purchaser.......................................... 11

    Exhibit A      Option Agreement
    Exhibit B      Financial Statements

     STOCK OPTION PURCHASE AGREEMENT, dated as of December 17, 1996 (this "AGREEMENT"), entered into by and among (1) JAMES S. HARRINGTON, a resident of Ashburnham, Massachusetts (the "SELLER"); (2) CONNECTIVITY PRODUCTS INCORPORATED, a Delaware Corporation (the "PURCHASER"); (3) WAYNE MCPHERSON, a resident of the State of New York (the "SHAREHOLDER"); and (4) SIGNAL SALES CORP., a Massachusetts corporation (the "COMPANY").

                               W I T N E S E T H:

     WHEREAS, the Shareholder is the holder of one hundred (100) shares (the "SHARES") of the Common Stock, no par value ("COMMON STOCK") of the Company; and

     WHEREAS, the Seller currently owns an option, granted by the Shareholder as of April 27, 1993 (the "OPTION"), to purchase all of the Shares from the Shareholder at any time for an aggregate purchase price of $1.00, the terms and conditions of which Option are set forth in the copy of the instrument granting such Option attached as EXHIBIT A hereto (the "OPTION AGREEMENT"); and

     WHEREAS, the Seller desires to sell and assign to the Purchaser, and the Purchaser desires to purchase from the Seller, in accordance with the terms hereof, the Option and all of the Seller's rights, title and interest in, to and under the Option Agreement; and

     WHEREAS, the Company and the Shareholder consent to such sale and assignment of the Option and the Option Agreement to the Purchaser;

     NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, conditions, agreements, and undertakings hereinafter set forth, the sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                           PURCHASE AND SALE OF OPTION

Section 1.01. Purchase and Sale of Option

     The Seller HEREBY SELLS, CONVEYS, ASSIGNS, TRANSFERS, AND DELIVERS the Option, and all of the Seller's rights, title and interest in, to and under the Option Agreement, to the Purchaser and Purchaser's successors and assigns forever, free and clear of all liens, pledges, claims, charges, security interests, and other encumbrances ("ENCUMBRANCES"), and the Purchaser hereby purchases the Option and accepts assignment of the Option Agreement from the Seller. The Purchaser does not hereby assume any liability or obligation whatsoever of the Seller, including without limitation any such liability or obligation under the Option Agreement.

Section 1.02. Purchase Price

     The aggregate purchase price for the Option shall be SIX HUNDRED THOUSAND DOLLARS ($600,000.00), of which $100,000 shall be payable to the Seller on the date hereof and $500,000 shall be payable to the Seller on January 2, 1997, in each case in cash by a bank or certified check or by wire transfer to an account or accounts in the United States designated in writing by Seller.

Section 1.03. Other Concurrent Transactions

     Simultaneously with the execution and delivery of this Agreement, (i) the Purchaser and the Company are entering into an agreement pursuant to which the Purchaser is purchasing from the Company all rights in and to the Company's name and certain other assets of the Company; and (ii) the Purchaser is entering into an employment agreement (the "EMPLOYMENT AGREEMENT") with Stuart Zeiff ("MR. ZEIFF").

Section 1.04. Deliveries at the Closing; Further Assurances

     (a) Simultaneously with the execution and delivery of this Agreement, the Seller is also executing and delivering to the Purchaser such other documents of assignment and other instruments, with any required documentary stamps affixed, as, in the reasonable judgment of Purchaser and its counsel, are necessary to vest in Purchaser good and valid title to the Option.

     (b) In addition, the parties hereto agree that each will execute and deliver to the other any and all documents in addition to those expressly provided for in this Agreement that may be reasonably necessary or appropriate to carry out the purposes of this Agreement and the transactions contemplated hereby, whether on or after the date hereof.

Section 1.05. Interdependence

     The transfers and deliveries described in Sections 1.01, 1.02, 1.03 and 1.04(a) hereof are mutually interdependent and regarded as occurring simultaneously; and, unless waived by both the Purchaser and the Seller, none of the transactions described in Sections 1.01, 1.02, 1.03 and 1.04(a) hereof shall become effective unless and until all other transfers and deliveries provided for in such Sections (including without limitation the execution and delivery of the Employment Agreement) have also been consummated.

Section 1.06. Consent of Company and Shareholder

     The Company and the Shareholder each hereby consent to the transactions contemplated by this Agreement including without limitation (i) the purchase of the Option by the Purchaser and the assignment to the Purchaser of all of the Seller's rights, title and interest in, to and under the Option Agreement, (ii) the employment by the Purchaser of Mr. Zeiff pursuant to the Employment Agreement, and (iii) the use by the Purchaser from and after the date hereof, without limitation or restriction and without any further payment or consideration, of any and all customer lists and other information heretofore acquired, developed or used by the Company or Mr. Zeiff relating to the businesses or the operations, employees or customers of the Company.


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                          OF THE SELLER AND THE COMPANY

     The Seller and the Company, jointly and severally, hereby represent and warrant to the Purchaser as follows, and the Seller and the Company acknowledge and confirm that Purchaser is relying upon such representations and warranties notwithstanding any investigation made by Purchaser or on its behalf:


                                        2

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Section 2.01. Corporate Organization and Good Standing

     The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Massachusetts. The Company has all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as now being conducted. The Seller has heretofore delivered to the Purchaser complete and correct copies of the Company's Articles of Organization and By-Laws, each as amended and in effect on the date hereof.

Section 2.02. Capitalization of the Company

     (a) The Company is authorized to issue 2,000 shares of Common Stock, of which the Shares are the only shares of Common Stock issued and outstanding. All of the Shares are held beneficially and of record by the Shareholder on the date hereof. All of the outstanding shares of Common Stock have been duly authorized, and are validly issued, fully paid and non-assessable.

     (b) Other than the Shares, no shares of any class of capital stock or other securities of the Company are issued or outstanding; and other than the Option, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company or from any other individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation or governmental entity or any department, agency or political subdivision thereof (each, a "PERSON"), including without limitation from the Shareholder or from the Seller, any shares of the capital stock, or any other securities or obligations of the Company of any kind whatsoever. There are no authorized, outstanding or existing proxies, voting trusts or other agreements or understandings with respect to the voting of the Shares.

     (c) None of the shares of capital stock of the Company is subject to any preemptive rights of any person, including, without limitation, present or former stockholders of the Company.

Section 2.03. Validity and Terms of Option; Title to Option

     (a) The Option Agreement grants to the Seller, and upon the execution and delivery of this Agreement will grant to the Purchaser, the unrestricted right to purchase, at any time, all of the outstanding capital stock of the Company for an aggregate purchase price of $1.00. Without limiting the generality of the foregoing, all of the terms and conditions of the Option are set forth in the Option Agreement, a true and correct copy of which is attached as EXHIBIT A hereto. The Option Agreement is in full force and effect and has not in any respect been revised or amended.

     (b) The Option Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms.

     (c) The Seller has the right, title, power and authority, without any restriction whatsoever, to sell, assign, transfer and deliver the Option to the Purchaser, and the Seller is hereby transferring to the Purchaser good and valid title to the Option, free and clear of any Encumbrances or other rights whatsoever of any other Person.

     (d) The Seller has not offered the Option, and neither the Seller nor the Company has sold or issued, or offered for sale, any other securities of the Company, options or other rights to purchase securities of the Company or all or any substantial portion of the assets of the Company (other


                                        3

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than inventory offered or sold in the ordinary course of business) for sale to any person or persons other than Purchaser, which, in the case of offers for sale, remains outstanding on the date hereof or could give rise to liability on the part of the Company or the Purchaser.

Section 2.04. Authorization, Execution and Binding Effect

     The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Board of Directors of the Company has duly authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and no other corporate proceedings on the part of the Company are necessary to approve and authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Seller, the Company and the Shareholder and constitutes the legal, valid and binding agreement of each of them, enforceable against each of them in accordance with its terms.

Section 2.05. Consents and Approvals

     (a) Neither the execution and delivery by the Seller, the Company and the Shareholder of this Agreement, nor the consummation by each of them of the transactions contemplated hereby, nor compliance by the Seller, the Company and the Shareholder with any of the provisions hereof will (i) violate or conflict with any provision of the Articles of Organization or By-Laws of the Company,
(ii) result in a violation of any order, writ, injunction, decree, judgment or ruling of any court or governmental authority, (iii) result in a violation of or default under any law, rule or regulation applicable to the Seller, the Company or the Shareholder, (iv) result in the material breach of or otherwise materially affect any of the terms, conditions, or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, contract, agreement, or other instrument or commitment or obligation of the Seller, the Company or the Shareholder, or (v) require any consent, approval, or authorization of, or notice to, or declaration, filing, or registration with, any governmental or regulatory authority or any other Person.

     (b) Mr. Zeiff is not bound or restricted by any employment agreement, noncompetition covenant or any other contract, agreement or covenant that in any way restricts or purports to restrict in any manner his right to enter into the Employment Agreement and to perform his duties thereunder.

Section 2.06. Compliance With Laws; Payment of Taxes

     (a) The Company is in, and since inception the Company has operated its business in substantial compliance with, all laws, regulations, decrees and orders applicable to the Company; and the Company is not in default or violation of, or to the best knowledge of the Seller under investigation with respect to, any of such laws, regulations decrees or orders; provided, however, that the Company has not qualified to conduct business in the State of New York.

     (b) The Company has duly and timely filed all reports and returns, including without limitation tax returns, required to be filed by it with governmental authorities, and all of such reports and returns were correct and complete in all material respects.

     (c) The Company has obtained all governmental permits and licenses and other governmental consents which are required in connection with its business. All of such permits, licenses and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them is pending or, to the best knowledge of the Seller, threatened.

     (d) All taxes (which for purposes of this Agreement shall include all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not) which are due and payable by the Company have been paid in full, and the Company is not delinquent in the payment of any taxes and has no tax deficiency or claim outstanding, proposed or assessed against it, and there is no basis for any such deficiency or claim. There is no dispute or claim concerning any taxes of the Company either (i) claimed or raised by any authority in writing or (ii) as to which the Seller has knowledge. No claim has ever been made in any jurisdiction where the Company does not file tax returns that the Company is or may be subject to taxation by that jurisdiction.

     (e) The Company and the Predecessor Companies have withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other Person.

Section 2.07. Financial Statements

     (a) Attached hereto as EXHIBIT B are (i) the balance sheet of the Company as of October 31, 1996 and (ii) the income statement of the Company for the twelve months then ended (the "FINANCIAL STATEMENTS"). The Financial Statements are correct and complete in all material respects and present fairly and accurately the financial position of the Company as of the dates of such Financial Statements and the results of operations of the Company for the periods covered by such Financial Statements. All accounts receivable reflected on the balance sheets of the Company have arisen from bona fide transactions in the ordinary course of business of the Company and represent valid and binding obligations due to the Company enforceable in accordance with their terms.

Section 2.08. Net Worth; Absence of Undisclosed Liabilities

     The Company has a net worth of not less than $50,000. The Company has no liabilities (known or unknown, absolute, contingent or otherwise), other than:
(i) those reflected or reserved against on the most recent balance sheet of the Company included in the Financial Statements, and (ii) those incurred since the date of such balance sheet in the ordinary course of business in arms' length transactions with Persons not affiliated with or related to the Company and which do not have and cannot reasonably be expected to have, in the aggregate, a material adverse effect on the assets, business, operations, income, prospects or condition (financial or otherwise) of the Company.

Section 2.09. Legal Proceedings

     There are no claims, actions, suits, arbitrations, inquiries, investigations, or proceedings pending or, to the best knowledge of the Seller, threatened or imminent, (i) against or relating to the Company, (ii) against or relating to the Seller or the Shareholder to the extent that any such claim, action, suit, arbitration, inquiry, investigation, or proceeding (individually or together) could have an adverse effect on the ability of the Seller or the Shareholder to perform his obligations under this Agreement, or (iii) which question or challenge the validity of this Agreement or any action taken or to be taken by the


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Seller, the Company or the Shareholder pursuant hereto. Neither the Company nor, to the extent relating to or affecting the Company, the Shares or the Option, the Seller or the Shareholder, is subject to any judgment, order or decree, or to any governmental restriction not applicable generally to companies engaged in the same business as the Company.

Section 2.10. Finders

     Neither the Seller, the Company nor the Shareholder, nor any of their respective affiliates, has paid or become obligated to pay any fee or commission to any broker, finder, intermediary or any other Person for or on account of the transactions provided for in this Agreement.

Section 2.11. No Misrepresentation or Omission

     No representation or warranty by the Seller in this Agreement or in any certificate or other document furnished or to be furnished to the Purchaser by the Seller in connection with the transactions contemplated by this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Seller and the Company, there is no fact that the Seller has not disclosed in writing to the Purchaser that materially adversely affects the Option or the assets, liabilities, business, financial condition, results of operations or prospects of the Company.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                        OF THE SELLER AND THE SHAREHOLDER

     The Seller and the Shareholder, jointly and severally, hereby represent and warrant to the Purchaser as follows, and the Seller and the Shareholder acknowledge and confirm that the Purchaser is relying upon such representations and warranties notwithstanding any investigation made by Purchaser or on its behalf:

Section 3.01. Ownership of Shares, etc.

     All of the Shares are held beneficially and of record by the Shareholder on the date hereof, and the Shareholder has good and valid title to the Shares, free and clear of any Encumbrances or other rights whatsoever (other than the Option) of any other Person. Without limiting the generality of the foregoing, other than the Option there are no authorized, outstanding or existing options or other rights to acquire the Shares or any proxies, voting trusts or other agreements or understandings with respect to the voting of the Shares.

Section 3.02. Validity and Terms of Option; Title to Option

     (a) The Option Agreement grants to the Seller, and upon the execution and delivery of this Agreement will grant to the Purchaser, the unrestricted right to purchase, at any time, all of the outstanding capital stock of the Company for an aggregate purchase price of $1.00. Without limiting the generality of the foregoing, all of the terms and conditions of the Option are set forth in the Option Agreement, a true and correct copy of which is attached as EXHIBIT A hereto. The Option Agreement is in full force and effect and has not in any respect been revised or amended.

                  (b) The Option Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms.

Section 3.03. Authorization, Execution and Binding Effect

     This Agreement has been duly executed and delivered by the Shareholder and constitutes the legal, valid and binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms.

Section 3.04. Consents and Approvals

     Neither the execution and delivery by the Shareholder of this Agreement, nor the consummation by the Shareholder of the transactions contemplated hereby, nor compliance by the Shareholder with any of the provisions hereof will (i) result in a violation of any order, writ, injunction, decree, judgment or ruling of any court or governmental authority, (ii) result in a violation of or default under any law, rule or regulation applicable to the Shareholder, (iii) result in the material breach of or otherwise materially affect any of the terms, conditions, or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, contract, agreement, or other instrument or commitment or obligation of the Shareholder, or (v) require any consent, approval, or authorization of, or notice to, or declaration, filing, or registration with, any governmental or regulatory authority or any other Person.

Section 3.05. Legal Proceedings

     There are no claims, actions, suits, arbitrations, inquiries, investigations, or proceedings pending or, to the best knowledge of the Shareholder, threatened or imminent, (i) against or relating to the Shareholder to the extent that any such claim, action, suit, arbitration, inquiry, investigation, or proceeding (individually or together) could have an adverse effect on the ability of the Shareholder to perform his obligations under this Agreement, or (ii) which question or challenge the validity of this Agreement or any action taken or to be taken by the Shareholder pursuant hereto.

Section 3.06. Knowledge as to Seller's and Company's Representations

     The Shareholder neither knows nor has any reason to believe that any of the representations and warranties made by the Seller or the Company in this Agreement is not true and correct.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF PURCHASER

     The Purchaser hereby represents and warrants to the Seller as follows and acknowledges and confirms that the Seller is relying upon such representations and warranties notwithstanding any investigation made by the Seller or on his behalf:

Section 4.01. Authorization, Execution and Binding Effect

     Purchaser has full corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby to which the Purchaser is a party and to consummate the transactions contemplated hereby and thereby. The Board of Directors of Purchaser has duly approved and authorized the execution and delivery of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby, and no other corporate proceedings on the part of Purchaser are necessary to approve and authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms.

Section 4.02. Investment Intent

     Purchaser is acquiring the Option for its own account, for investment purposes only, and not with a view to the distribution, resale, transfer or other disposition thereof and recognizes that the Option has not been registered under any federal or state securities laws; and the Purchaser will not sell, transfer, pledge or hypothecate the Option in violation of applicable securities laws. The Purchaser is an "accredited investor" (as that term is defined in Rule 501 promulgated under the Securities Act of 1933, as amended) by virtue of the Purchaser being a corporation, not formed for the specific purpose of acquiring the Option, with total assets in excess of $5,000,000.


                                    ARTICLE V

                                  MISCELLANEOUS


Section 5.01. Survival of Representations and Warranties; Indemnification;
              Limitation on Damages.

     (a) All representations and warranties, covenants, agreements, and other undertakings of the parties contained in this Agreement shall survive the closing of the transactions contemplated hereby and shall remain in full force and effect, regardless of any investigation made by or on behalf of any party hereto for a period of three (3) years following the Closing Date; provided, however, that (i) all representations and warranties which relate to taxes (including without limitation the representations and warranties set forth in Sections 2.06 (other than paragraphs (a) and (c) of such Section to the extent such paragraphs (a) and (c) relate to laws, regulations, decrees, orders permits, licenses and consents that do not directly or indirectly relate to taxes) shall survive until the expiration of all applicable statutes of limitation and any extensions thereof, and (ii) the representations and warranties contained in Article III hereof shall not, to the extent made by the Shareholder (but not to the extent made by the Seller, with respect to whom this clause (ii) shall not apply) survive the Closing; and provided further, that the expiration of any representation or warranty shall not affect any claim of a breach of such representation or warranty made prior to the date of such expiration.

     (b) The Seller and the Company jointly and severally agree to indemnify the Purchaser, its affiliates and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") and hold them harmless from any loss, liability, claim, damage or expense (including reasonable legal fees and expenses) suffered or incurred by any such Purchaser Indemnified Party to the extent arising from any breach of any representation, warranty or covenant of the Seller or the Company contained in this Agreement.

     (c) No party hereto shall be entitled to claim as damages for breaches of representations and warranties hereunder, against any other party hereto, an aggregate amount in excess of $600,000.00; provided, however, that nothing herein shall be, or shall be deemed to be, an assumption by the Purchaser of, or an agreement on the part of the Purchaser to be liable or responsible for, any liabilities or obligations of any other party hereto, and the Seller hereby expressly agrees that he shall indemnify, defend, and hold harmless the Purchaser and the Purchaser's affiliates (which indemnity shall not be subject to the limitations as to amount set forth in the first clause of this paragraph
(c)) from and against any and all losses, liabilities, damages, obligations, payments, costs, and expenses arising out of, or directly or indirectly due to, any liability or obligation of the Seller, the Company or the Shareholder; provided further, that for purposes of this Section 5.01(c) the term "affiliates" shall not with respect to the Purchaser include the Company (and the Seller shall not be hereby required to indemnify the Company), whether or not the Purchaser exercises the Option.

Section 5.02. Discontinuance of Business; Waiver of Purchase Rights

     (a) The Company covenants and agrees that after the date hereof the Company shall cease all of its current business operations relating directly or indirectly to the wire and cable product manufacturing, distributing or assembling businesses, and after the date hereof the Company shall not engage directly or indirectly in the wire and cable product manufacturing, distributing or assembling businesses anywhere in the United States. Notwithstanding the foregoing, the Company may use reasonable efforts to collect accounts receivable owing to the Company.

     (b) The Company covenants and agrees that, for a period of three (3) years from and after the date hereof, or for such longer period as the Option remains outstanding, the Company shall not offer to sell or sell, issue or grant to any Person, other than the Purchaser, any securities of the Company, any options or other rights to purchase securities of the Company or all or any substantial portion of the assets of the Company.

     (c) The Shareholder covenants and agrees that for so long as the Option remains outstanding, he shall not offer to sell or sell, issue or grant to any Person, other than the Purchaser, any securities of the Company or any options or other rights to purchase securities of the Company, and that he shall not as the sole shareholder of the Company consent to the sale by the Company of any securities of the Company, any options or other rights to purchase securities of the Company or all or any substantial portion of the assets of the Company.

     (d) Each of the Company and the Shareholder hereby irrevocably waives any and all rights to purchase or repurchase shares of the Company's capital stock, whether such rights arise under or pursuant to the Company's Articles of Organization, By-Laws or otherwise, and each of the Company and the Shareholder hereby covenants not to assert any such right to purchase or repurchase such capital stock; the foregoing waiver and covenant to apply with respect to any and all transfers of the Company's capital stock, including without limitation any transfer of the Shares upon exercise of the Option by the Purchaser or any subsequent holder thereof.

Section 5.03. Headings; Grammatical Usage

     The descriptive headings of the several Articles and Sections of this Agreement, and the Table of Contents, are inserted for convenience only and do not constitute a part of this Agreement. In construing this Agreement, feminine or neuter pronouns shall be substituted for those masculine in form and vice versa, and plural terms shall be substituted for singular terms and vice versa, in any place in which the context so requires.


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




Section 5.04. Notices

     Any notices or other communications required or permitted hereunder shall be given in writing and shall be sufficient if delivered personally or sent by certified or registered mail, postage prepaid, addressed as follows:

              If to the Seller, the Company or the Shareholder, to:

                                         James S. Harrington
                                         c/o Connectivity Products Incorporated
                                         214 Nashua Street
                                         Leominster, Massachusetts  01453

              If to the Purchaser, to:   c/o Tigera Group, Inc.
                                         667 Madison Avenue
                                         Suite 2500
                                         New York, New York 10021
                                         Attention: Mr. Donald T. Pascal

              with a copy to:            Zimet, Haines, Friedman & Kaplan
                                         460 Park Avenue
                                         New York, New York  10022
                                         Attention:  Herbert M. Friedman, Esq.

or to such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so mailed; provided that any notice or communications changing any of the addresses set forth above shall be effective and deemed given only upon its receipt.

Section 5.05. Assignment; Third Parties

     This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but except as expressly herein provided, neither this Agreement nor any of the rights, interest, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any Person not a party hereto or thereto any rights or remedies.

Section 5.06. Expenses

     Each party hereto shall bear all of the fees and expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby.

Section 5.07. Complete Agreement

     This Agreement contains the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or therein.

Section 5.08. Amendments and Waivers

     This Agreement may be amended or modified, and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. No course of dealing on the part of any party hereto, its agents or employees, nor any failure or delay on their part with respect to the exercise of any right, power or privilege given or granted hereunder shall operate as a waiver thereof as to any future defaults, nor shall any single or partial exercise by a party hereto of any right, power or privilege granted or contained herein preclude such party from later or further exercise of any right, power or privilege as to any future defaults.

Section 5.09. Counterparts

     This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same Agreement and each of which shall be deemed an original.

Section 5.10. Governing Law

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. EACH OF THE PARTIES HERETO HEREBY AGREES THAT ANY SUIT, ACTION OR PROCEEDING FOR THE ENFORCEMENT OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF OR FEDERAL COURTS SITTING IN THE CITY AND STATE OF NEW YORK. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE JURISDICTION OF SUCH COURTS AND TO SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BEING MADE UPON SUCH PARTY BY REGISTERED OR CERTIFIED MAIL AT THE ADDRESS SPECIFIED IN SECTION 5.04 HEREOF. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING OR ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT COURT.

Section 5.11. Action by Purchaser

     Any reference in this Agreement, or in any of the agreements being or to be entered into by the Purchaser in connection herewith, to action to be taken by the Purchaser or to the Purchaser's consent, agreement or election, shall mean and refer to such action, consent, agreement or election that has been authorized by the board of directors of the Purchaser or by a committee of such board to which such authority has been delegated.




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



     IN WITNESS WHEREOF, each of the parties hereto has executed this Stock Option Purchase Agreement, individually or by its duly authorized officers (as the case may be), as of the date first above written.

CONNECTIVITY PRODUCTS                             SIGNAL SALES CORP.
INCORPORATED


By:  /s/ Donald T. Pascal                         By:  /s/ Wayne McPherson
    ----------------------------                      ----------------------
    Name:  Donald T. Pascal                           Name:  Wayne McPherson
    Title: Chairman of the Board                      Title: President


 /s/ James S. Harrington                           /s/ Wayne McPherson
--------------------------------                  --------------------------
James S. Harrington,                              Wayne McPherson,
individually,                                     individually,







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